                                                                    Exhibit 99.5


================================================================================
                                                               EXECUTION VERSION


                          AGREEMENT AND PLAN OF MERGER


                         Dated as of September 10, 2003,


                                      among


                          OPEN WHEEL RACING SERIES LLC,


                       OPEN WHEEL ACQUISITION CORPORATION


                                       and


                      CHAMPIONSHIP AUTO RACING TEAMS, INC.





================================================================================

                                TABLE OF CONTENTS

                                                                             Page

                                    ARTICLE I

                                   The Merger

SECTION 1.01.  The Merger...................................................   1
SECTION 1.02.  Closing......................................................   2
SECTION 1.03.  Effective Time...............................................   2
SECTION 1.04.  Effects......................................................   3
SECTION 1.05.  Certificate of Incorporation and By-laws.....................   3
SECTION 1.06.  Directors....................................................   3
SECTION 1.07.  Officers.....................................................   3


                                   ARTICLE II

    Effect on the Capital Stock of the Constituent Corporations; Exchange of
                                  Certificates

SECTION 2.01.  Effect on Capital Stock......................................   3
SECTION 2.02.  Exchange of Certificates.....................................   5


                                   ARTICLE III

                  Representations and Warranties of the Company

SECTION 3.01.  Organization, Standing and Power.............................   8
SECTION 3.02.  Company Subsidiaries; Equity Interests.......................   9
SECTION 3.03.  Capital Structure............................................  10
SECTION 3.04.  Authority; Execution and Delivery; Enforceability............  12
SECTION 3.05.  No Conflicts; Consents.......................................  13
SECTION 3.06.  SEC Documents; Undisclosed Liabilities.......................  15
SECTION 3.07.  Information Supplied.........................................  16
SECTION 3.08.  Absence of Certain Changes or Events.........................  17
SECTION 3.09.  Tax Matters..................................................  18
SECTION 3.10.  Absence of Changes in Benefit Plans..........................  21
SECTION 3.11.  ERISA Compliance.............................................  22
SECTION 3.12.  Litigation...................................................  24
SECTION 3.13.  Compliance with Applicable Laws..............................  24

SECTION 3.14.  Environmental Matters........................................  24
SECTION 3.15.  Contracts....................................................  25
SECTION 3.16.  Intellectual Property Matters................................  28
SECTION 3.17.  Brokers......................................................  30
SECTION 3.18.  Opinion of Financial Advisor.................................  30
SECTION 3.19.  Insurance....................................................  31
SECTION 3.20.  Title to Property............................................  32
SECTION 3.21.  Labor Matters................................................  32


                                   ARTICLE IV

                Representations and Warranties of Parent and Sub

SECTION 4.01.  Organization, Standing and Power.............................  33
SECTION 4.02.  Sub..........................................................  33
SECTION 4.03.  Authority; Execution and Delivery; Enforceability............  33
SECTION 4.04.  No Conflicts; Consents.......................................  34
SECTION 4.05.  Information Supplied.........................................  35
SECTION 4.06.  Brokers......................................................  36
SECTION 4.07.  Financing....................................................  36
SECTION 4.08.  Stock Ownership..............................................  36


                                    ARTICLE V

                    Covenants Relating to Conduct of Business

SECTION 5.01.  Conduct of Business by the Company...........................  37
SECTION 5.02.  Company Takeover Proposals...................................  41


                                   ARTICLE VI

                              Additional Agreements

SECTION 6.01.  Preparation of Proxy Statement; Stockholders Meeting.........  43
SECTION 6.02.  Access to Information; Confidentiality.......................  45
SECTION 6.03.  Reasonable Best Efforts; Notification........................  46
SECTION 6.04.  Stock Options................................................  47
SECTION 6.05.  Indemnification..............................................  47
SECTION 6.06.  Fees and Expenses............................................  48
SECTION 6.07.  Public Announcements.........................................  49
SECTION 6.08.  Transfer Taxes...............................................  49

SECTION 6.09.  Rights Agreements; Consequences if Rights Triggered..........  49
SECTION 6.10.  No Additional Representations................................  50


                                   ARTICLE VII

                              Conditions Precedent

SECTION 7.01.  Conditions to Each Party's Obligation To Effect The Merger...  50
SECTION 7.02.  Conditions to Obligations of Parent and Sub..................  51
SECTION 7.03.  Conditions to Obligation of the Company......................  53
SECTION 7.04.  Frustration of Closing Conditions............................  53


                                  ARTICLE VIII

                        Termination, Amendment and Waiver

SECTION 8.01.  Termination..................................................  53
SECTION 8.02.  Effect of Termination........................................  56
SECTION 8.03.  Amendment....................................................  56
SECTION 8.04.  Extension; Waiver............................................  56
SECTION 8.05.  Procedure for Termination, Amendment, Extension or Waiver....  57


                                   ARTICLE IX

                               General Provisions

SECTION 9.01.  Nonsurvival of Representations and Warranties................  58
SECTION 9.02.  Notices......................................................  58
SECTION 9.03.  Definitions..................................................  59
SECTION 9.04.  Interpretation; Disclosure Letters...........................  60
SECTION 9.05.  Severability.................................................  61
SECTION 9.06.  Counterparts.................................................  62
SECTION 9.07.  Entire Agreement; No Third-Party Beneficiaries...............  62
SECTION 9.08.  Governing Law................................................  62
SECTION 9.09.  Assignment...................................................  62
SECTION 9.10.  Enforcement; Waiver of Jury Trial............................  63

Exhibit A       Amended Certificate of Incorporation

                        AGREEMENT AND PLAN OF MERGER dated as of September 10,
                  2003 (this "Agreement"), among OPEN WHEEL RACING SERIES LLC, a Delaware limited liability company ("Parent"), OPEN WHEEL ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and CHAMPIONSHIP AUTO RACING TEAMS, INC., a Delaware corporation (the "Company").

            WHEREAS the Boards of Directors of each of the Company and Sub has approved and declared advisable, and the Board of Managers of Parent has approved, this Agreement and the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), including the associated Company Rights (as defined in Section 3.03(a)), not owned by Parent, Sub or the Company, other than the Appraisal Shares (as defined in Section 2.01(d)), will be converted into the right to receive in cash the Per Share Merger Consideration (as defined in Section 2.01(c) below); and

            WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

            NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   The Merger

            SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL. The Merger and the other transactions contemplated by this Agreement are referred to in this Agreement collectively as the "Transactions".

            SECTION 1.02. Closing. The closing (the "Closing") of the Merger shall take place at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 at 10:00 a.m., New York City time, on the business day following the satisfaction (or, to the extent permitted by Law (as defined in Section 3.05(a)) waiver by the applicable party or parties of the conditions set forth in Article VII (other than those conditions that by their terms cannot be satisfied until the time of the Closing but subject to the satisfaction (or, to the extent permitted by Law, waiver by the applicable party or parties) of such conditions), or at such other place, time and date as Parent and the Company shall agree in writing; provided, however, that if all the conditions set forth in Article VII shall not have been satisfied (or, to the extent permitted by applicable Law, waived by the applicable party or parties) on such business day, then the Closing shall take place on the first business day after the date on which all such conditions shall have been satisfied (or, to the extent permitted by applicable Law, waived by the applicable party or parties). The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

            SECTION 1.03. Effective Time. Prior to the Closing, the Company shall prepare, and on the Closing Date or as soon as practicable thereafter the Company shall file with the Secretary of State of the State of Delaware, a certificate of merger in form reasonably satisfactory to Parent (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

            SECTION 1.04. Effects. The Merger shall have the effects set forth in the DGCL, including in Section 259 thereof.

            SECTION 1.05. Certificate of Incorporation and By-laws. (a) The certificate of incorporation of the Surviving Corporation shall be amended at the Effective Time to read in the form of Exhibit A (subject to Section 6.05).

            (b) The by-laws of Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein (subject to Section 6.05) or by applicable Law.

            SECTION 1.06. Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

            SECTION 1.07. Officers. The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

                                   ARTICLE II

                       Effect on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

            SECTION 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

            (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

            (b) Cancellation of Treasury Stock and Parent- Owned Stock. At the Effective Time, each issued and outstanding share of Company Capital Stock that is owned by the Company, Parent or Sub shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor. At the Effective Time, each issued and outstanding share of Company Capital Stock that is owned by any subsidiary of the Company or Parent (other than Sub) shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

            (c) Conversion of Company Common Stock. (i) Subject to Sections 2.01(b) and 2.01(d), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (together with any Company Rights if still outstanding) shall be converted into the right to receive, in exchange for such share of Company Common Stock, the amount of cash, without interest, equal to the quotient, rounded down to the nearest whole cent (the "Per Share Merger Consideration"), of (A) $8,242,156 and (B) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time, including the shares which would be cancelled at the Effective Time pursuant to
Section 2.01(b). Based on 14,718,134 shares of Company Common Stock outstanding the Per Share Merger Consideration would be $0.56.

            (ii) The cash payable upon conversion of shares of Company Common Stock pursuant to this Section 2.01(c) is referred to collectively as the "Merger Consideration". As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of such certificate in accordance with Section 2.02, without interest.

            (d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Capital Stock that are issued and outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL ("Section 262") and who, as of the Effective Time, shall not have effectively withdrawn or otherwise forfeited appraisal rights (collectively, the "Appraisal Shares") shall not be converted into Merger Consideration as provided in Section 2.01(c), but rather the holders of Appraisal Shares shall be entitled to payment in accordance with Section 262; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, then the right of such holder to be paid in accordance with Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, Merger Consideration pursuant to
Section 2.01(c). The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Capital Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

            SECTION 2.02. Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of Certificates. Parent shall directly provide to the Paying Agent immediately following the Effective Time all the cash necessary to pay for the shares of Company Common Stock that were converted into the right to receive Merger Consideration pursuant to Section 2.01(c) (such cash being hereinafter referred to as the "Exchange Fund").

            (b) Exchange Procedure. As promptly as practicable after the Effective Time, the Paying Agent shall mail to each holder of record of Certificates whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.01(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other Taxes (as defined in Section 3.09(n)) required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate have been converted pursuant to Section 2.01. No interest shall be paid or accrue on the cash payable upon surrender of any Certificate.

            (c) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be paid in full satisfaction of all rights pertaining to such shares of Company Common Stock and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

            (d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for nine (9) months after the Effective Time shall be delivered to Parent and any holder of Company Common Stock who has not by then complied with this Article II shall thereafter look only to Parent for payment of its claim for Merger Consideration.

            (e) No Liability. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to the date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.05(b)), any such Merger Consideration in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

            (f) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Pending payment of such funds to the holders of Certificates for shares of Company Capital Stock, such funds will be held and shall be invested by the Paying Agent as Parent directs (so long as such directions do not impair the rights of holders of Company Capital Stock) in the direct obligations of the United States, obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest or commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's. Parent will promptly replace any monies lost through any investment made pursuant to this Section 2.02(f). If for any reason (including losses) the Exchange Fund is inadequate to pay the amounts to which holders of the Company Common Stock shall be entitled under this
Article II, Parent and the Surviving Corporation shall in any event be liable for payment thereof. The Exchange Fund shall not be used except as provided in this Agreement. Any interest and other income resulting from such investments shall be paid to Parent or the Surviving Corporation, as Parent directs.

            (g) Lost, Stolen or Destroyed Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to this Article II.

                                   ARTICLE III

                  Representations and Warranties of the Company

            The Company represents and warrants to Parent and Sub that, except as set forth in the letter dated as of the date of this Agreement and as amended in accordance with Section 9.04, from the Company to Parent and Sub (the "Company Disclosure Letter"):

            SECTION 3.01. Organization, Standing and Power. The Company and each of its subsidiaries (the "Company Subsidiaries") (a) is duly organized, validly existing and in good standing (to the extent such jurisdiction recognizes the concept of good standing) under the laws of the jurisdiction in which it is organized, (b) has full corporate or limited liability company power and authority, as applicable, and (c) possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted, in each case other than (except in the case of clauses (a) and (b) above with respect to the Company and the Company Subsidiaries) such failures that, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect (as defined in Section 3.08(b)). The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than failures to so qualify that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. The Company has made available to Parent, Sub or their Representatives (as defined in Section 9.03) true and complete copies of the certificate of incorporation of the Company, as amended through the date of this Agreement (as so amended, the "Company Charter"), and the by-laws of the Company, as amended through the date of this Agreement (as so amended, the "Company By-laws"), and the comparable charter and organizational documents of each Company Subsidiary, in each case as amended through the date of this Agreement.

            SECTION 3.02. Company Subsidiaries; Equity Interests. (a) Section 3.02(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a list of each Company Subsidiary and its jurisdiction of organization. All the outstanding shares of capital stock or limited liability company interests, as applicable, of each Company Subsidiary (i) are duly authorized and have been validly issued and are fully paid and nonassessable, as applicable, and free of preemptive rights and (ii) are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). There are no Contracts (as defined in Section 3.05(a)) or arrangements with respect to the ownership, voting or disposition of any shares of stock of any Company Subsidiary.

            (b) Except for its interests in the Company Subsidiaries, the Company does not, as of the date of this Agreement, own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

            SECTION 3.03. Capital Structure. (a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (the "Company Preferred Stock", and together with the Company Common Stock, the "Company Capital Stock"). At the close of business on September 8, 2003, (i) 14,718,134 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, (iii) 1,272,850 shares of Company Common Stock were subject to outstanding Company Employee Stock Options (as defined in Section 3.11(g)), (iv) 1,500,000 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans (as defined in Section 3.11(g)), (v) no shares of Company Common Stock were reserved for and subject to issuance in connection with the rights (the "Company Rights") issued pursuant to the Amended and Restated Rights Agreement dated as of October 16, 2002 (as amended from time to time, the "Company Rights Agreement"), between the Company and Wells Fargo Minnesota, N.A., as Rights Agent, and (vi) no shares of Company Preferred Stock were issued and outstanding. Except as set forth above, at the close of business on September 8, 2003, no shares of Company Common Stock were issued, reserved for issuance or outstanding.

            (b) Section 3.03(b) of the Company Disclosure Letter sets forth a true and complete list, as of the close of business on September 8, 2003, of all outstanding Company Employee Stock Options and all other rights, if any, to purchase or receive Company Common Stock or stock in any Company Subsidiary or other rights issued or granted by the Company or any Company Subsidiary, the number of shares subject thereto, the grant dates and exercise prices thereof and the names of the holders thereof. The Company has made available to Parent, Sub or their Representatives true and complete copies of all option agreements governing Company Employee Stock Options. During the period from September 8, 2003 to the date of this Agreement, there have been no issuances by the Company of shares of Company Capital Stock other than issuances of shares of Company Common Stock pursuant to the exercise of Company Employee Stock Options outstanding on such date as required by their terms as in effect on the date of this Agreement.

            (c) All outstanding shares of Company Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company By-laws or any Contract to which the Company or any Company Subsidiary is a party or otherwise bound.

            (d) There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote ("Voting Company Debt"). Except as set forth above, there are no options, warrants, calls, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, profit participation rights, rights of repurchase, other rights (other than rights that may have arisen under a Company Stock Plan) linked to the price of Company Capital Stock, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Company Subsidiary to issue, deliver, sell or grant, or cause to be issued, delivered, sold or granted additional shares of capital stock or other voting securities or equity interests in, or any security convertible or exchangeable into or exercisable for any capital stock of or other voting security or equity interest in, the Company or any Company Subsidiary or any Voting Company Debt, or (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, unit, commitment, Contract, arrangement or undertaking. There are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary. The Company has made available to Parent, Sub or their Representatives a true and complete copy of the Company Rights Agreement, as amended to the date of this Agreement.

            (e) Neither the Company nor any Company Subsidiary is a party to any voting agreement, and, to the Company's Knowledge (as defined in Section 9.03), there are no irrevocable proxies and no other agreements with respect to the voting of the Company Capital Stock, other than those described in the Schedule 13D filed by Parent on August 18, 2003.

            SECTION 3.04. Authority; Execution and Delivery; Enforceability. (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions in accordance with the terms of this Agreement, subject, in the case of the consummation of the Merger to receipt of the Company Stockholder Approval (as defined in Section 3.04(c)). The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions in accordance with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the Transactions, subject, in the case of the consummation of the Merger, to receipt of the Company Stockholder Approval. The Company has duly executed and delivered this Agreement, and, assuming due execution and delivery hereof by Parent and Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

            (b) The Board of Directors of the Company (the "Company Board"), at a meeting duly called and held, duly adopted resolutions (with each disinterested director voting in favor thereof)(i) approving this Agreement, the Merger and the other Transactions, (ii) determining that the terms of the Merger and the other Transactions are fair to and in the best interests of the Company and its stockholders, (iii) recommending that the Company's stockholders adopt this Agreement and (iv) declaring that this Agreement is advisable. Assuming the accuracy of

Parent's and Sub's representations and warranties in Section 4.08, such resolutions and the previous actions taken by the Company Board are sufficient to render inapplicable the provisions of Section 203 of the DGCL to (i) the formation of Parent, (ii) this Agreement, (iii) the Merger, (iv) the other Transactions, and (v) the acquisition of 1,172,400 shares of Company Common Stock by the Forsythe Parties (as defined in Section 4.08 hereof) on September 12, 2002. No other state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement, the Merger or any other Transaction.

            (c) Assuming the accuracy of Parent's and Sub's representations and warranties in Section 4.08, the only vote of holders of any class or series of Company Capital Stock necessary to approve and adopt this Agreement and the Merger is the adoption of this Agreement by the holders of a majority of the outstanding Company Common Stock (the "Company Stockholder Approval"). The affirmative vote of the holders of Company Capital Stock, or any of them, is not necessary to consummate any Transaction other than the Merger.

            SECTION 3.05. No Conflicts; Consents. (a) The execution and delivery by the Company of this Agreement do not, and the consummation of the Merger and the other Transactions and the compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary, (ii) any material contract (whether written or oral), lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (other than a Company Benefit Plan (as defined in Section 3.10)) (a "Contract") to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or
(iii) subject to the filings and other matters referred to in Section 3.05(b), any material judgment, order or decree ("Judgment") or material statute, law, ordinance, rule or regulation ("Law"), in each case, applicable to the Company or any Company Subsidiary or their respective properties or assets.

            (b) No material consent, approval, license, permit, order or authorization ("Consent") of, or material registration, declaration or filing with, or material permit from, any domestic or foreign (whether national, federal, state, provincial, local or otherwise) government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each, a "Governmental Entity") is required to be obtained or made by the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement by the Company or the consummation of the Transactions, other than (i) the filing with the Securities and Exchange Commission (the "SEC") of
(A) a proxy statement relating to the adoption of this Agreement by the Company's stockholders (as amended or supplemented from time to time, the "Proxy Statement"), (B) a Transaction Statement on Schedule 13E-3 (as amended or supplemented from time to time, the "Schedule 13E-3") and (C) such reports under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Merger and the other Transactions, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iii) such filings as may be required in connection with the Taxes described in Section 6.08, (iv) such filings as may be required under the rules and regulations of the New York Stock Exchange, Inc., or (v) such other items required solely by reason of the participation of Parent (as opposed to any third party) in the Transactions.

            (c) Assuming the accuracy of Parent's and Sub's representations and warranties in Section 4.08, the Company and the Company Board have taken all action necessary to (i) render the Company Rights inapplicable to (A) the formation of Parent, (B) this Agreement, (C) the Merger, (D) the other Transactions and (E) the acquisition of 1,172,400 shares of Company Common Stock by the Forsythe

Parties on September 12, 2002, and (ii) ensure that (A) neither Parent nor any of its affiliates or associates is or will become an "Acquiring Person" (as defined in the Company Rights Agreement) by reason of this Agreement, the Merger or any other Transaction, (B) a "Distribution Date" (as defined in the Company Rights Agreement) or a "Shares Acquisition Date" (as defined in the Company Rights Agreement) shall not occur by reason of this Agreement, the Merger or any other Transaction and (C) the Company Rights shall expire immediately prior to the Effective Time.

            SECTION 3.06. SEC Documents; Undisclosed Liabilities. (a) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since January 1, 2002 (the "Company SEC Documents").

            (b) As of its respective date, each Company SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (the "Company Financial Statements") of the Company included in the Company SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Each certification included in the Company SEC Documents pursuant to Sections 302 and 906 of the

Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") was accurate when made.

            (c) Other than as disclosed in the Company Financial Statements, as of the date of this Agreement, neither the Company nor any Company Subsidiary has any material liabilities or material obligations of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities that, individually or in the aggregate, have not had or are not reasonably likely to have a Company Material Adverse Effect.

            (d) None of the Company Subsidiaries is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.

            SECTION 3.07. Information Supplied. (a) At the time the Proxy Statement is filed with the SEC, at any time it is amended or supplemented or at the time it is first mailed to stockholders of the Company, neither the Proxy Statement, as amended or supplemented, if applicable, nor the Schedule 13E-3, as amended or supplemented, if applicable, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company in this Section 3.07(a) with respect to statements made or incorporated by reference therein based on information supplied solely by Parent, Sub or their Representatives for inclusion or incorporation by reference in such documents.

            (b) Each document required to be filed by the Company with the SEC or required to be distributed or otherwise disseminated to the Company's stockholders in connection with the Merger and the other Transactions, including the Proxy Statement and the Schedule 13E-3 (other than portions of the Schedule 13E-3 attributable to Parent or Sub), and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied solely by Parent, Sub or their Representatives for inclusion or incorporation by reference therein.

            SECTION 3.08. Absence of Certain Changes or Events. (a) From December 31, 2002 to the date of this Agreement, the Company has conducted its business in the ordinary course.

            (b) From December 31, 2002 to the date of this Agreement, there has not been a material adverse effect on the Company or any material adverse change in the Company's relationship with the Teams (as defined in Section 3.15(k)) taken as a whole, provided that any net decrease during such time period in the number of teams participating or planning to participate in races sanctioned by the Company or any Company Subsidiary (not taking into account any decrease in participation of Teams owned or operated by any direct or indirect owners of Parent) will be considered a material adverse change in the Company's relationship with the Teams taken as a whole, in each case other than any state of facts, change, development, effect, condition or occurrence (i) disclosed on the Company Disclosure Letter or otherwise disclosed in writing to Parent, Sub or their representatives prior to the Final Disclosure Date (as defined in Section 9.04) or (ii) arising out of or relating to (A) the economy, political conditions or the securities markets in general, (B) actions taken at Parent's request or with its consent, (C) the failure to take actions prohibited by this Agreement or with respect to which Parent refused to provide its consent, (D) the announcement or existence of the Transactions, (E) the industry in which the Company operates and not specifically related to the Company, (F) sponsors, sponsorships or the venues at which the Company or a Company Subsidiary conducts or plans to conduct its races, or (G) changes in the market price of the Company Common Stock (a "Company Material Adverse Effect").

            (c) From December 31, 2002 to the date of this Agreement, there has not been:

            (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Capital

      Stock or any repurchase for value by the Company of any Company Capital Stock;

            (ii) any split, combination or reclassification of any Company Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock;

            (iii) (A) any granting by the Company or any Company Subsidiary to any director or officer of the Company or any Company Subsidiary of any increase in cash compensation, except increases in the ordinary course of business of not more than 2% per annum or increases required under employment agreements disclosed in Section 3.15 of the Company Disclosure Letter, (B) any granting by the Company or any Company Subsidiary to any such director or officer of any increase in severance or termination pay, except increases required under any employment, severance or termination agreements disclosed in Section 3.15 of the Company Disclosure Letter, or
      (C) any entry by the Company or any Company Subsidiary into any employment, severance or termination agreement with any such director or officer;

            (iv) any change in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP or applicable Law; or

            (v) any material elections with respect to Taxes by the Company or any Company Subsidiary or settlement or compromise by the Company or any Company Subsidiary of any material Tax liability or refund.

            SECTION 3.09. Tax Matters. (a) The Company and each Company Subsidiary has timely filed, or has caused to be timely filed on its behalf, all Tax Returns (as defined below) required to be filed by it prior to the date of this Agreement. All such Tax Returns are true, complete and accurate in all material respects. All Taxes shown to be due on such Tax Returns have been timely paid.

            (b) Taxes incurred by the Company and the Company Subsidiaries but not yet due and payable do not exceed the reserve for Taxes set forth on the most recent financial statements contained in the Company SEC Documents for all Tax periods and portions thereof through the date of such financial statements. No material Taxes will be incurred by the Company or any Company Subsidiary for periods ending after the date of the most recent financial statements contained in the Company SEC Documents through the Effective Time other than in the ordinary course of business.

            (c) No audit is currently pending with respect to any Tax Return of the Company or any Company Subsidiary nor, to the Company's Knowledge, has an audit, examination or other similar review been threatened by any Tax Authority (as defined below). Neither the Company nor any Company Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time for the assessment of any Tax. There are no outstanding rulings of, or requests for rulings by, any Tax Authority addressed to the Company or any Company Subsidiary, that are, or if issued would be, binding on the Company or any Company Subsidiary. No written claim has been made in the past five years by a Tax Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

            (d) The federal income Tax Returns of the Company and each Company Subsidiary (whether or not consolidated in the Tax Returns for the Company Group) have been examined by and fully and finally settled with the United States Internal Revenue Service, or have closed by virtue of the expiration of the applicable statute of limitations, for all tax years ended on or before December 31, 1999. Copies of all Tax Returns of the Company and the Company Subsidiaries as filed, including any amendments thereof, relating to income for periods ending after December 31, 1999 have been made available, and shall be delivered on request, to Parent, Sub or their Representatives. All assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

            (e) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any Company Subsidiary.

            (f) Neither the Company nor any Company Subsidiary has been a member of an affiliated group filing a consolidated federal income Tax Return other than the group in which the Company is the common parent (the "Company Group"). Neither the Company nor any Company Subsidiary is a party to any Tax allocation or sharing agreement or any other material agreement with respect to Taxes, in each case other than agreements between or among the Company and the Company Subsidiaries and no other person. The Company and the Company Subsidiaries do not have any liability for the Taxes of any person other than the Company and the Company Subsidiaries (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

            (g) The Company and the Company Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

            (h) Neither the Company nor any Company Subsidiary will be required, as a result of a change in method of accounting for any period ending on or before or including the Effective Time, to include any adjustment under Section 481(c) of the Code (or any similar or corresponding provision or requirement under any other Tax Law) in Taxable income for any period ending on or after the Effective Time.

            (i) The Company is not subject to any limitations under Code Sections 382 or 383 on the use of its federal net operating loss or credit carryforwards.

            (j) The Company is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under Code Section 162(m) or
Section 280G.

            (k) The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2).

            (l) Neither the Company nor the Company Subsidiaries have a permanent establishment in any country with which the United States of America has a relevant Tax treaty, as defined in such relevant Tax treaty, and does not otherwise operate or conduct business through any branch in any country other than the United States.

            (m) The Company has never been either a "distributing corporation" or a "controlled corporation" in connection with a distribution of stock qualifying for tax-free treatment, in whole or in part, pursuant to Section 355 of the Code.

            (n) For purposes of this Agreement:

            "Tax Authority" means any domestic, foreign, federal, national, state, county, municipal, provincial or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

            "Taxes" includes all forms of taxation imposed by any domestic or foreign (whether national, federal, state, provincial, local, or otherwise) Governmental Entity, including income, franchise, property, sales, use, excise, employment, unemployment, payroll, social security, estimated, value added, ad valorem, transfer, recapture, withholding and other Taxes of any kind, including all interest, penalties and additions thereto.

            "Tax Return" means all domestic or foreign (whether national, federal, state, provincial, local or otherwise) returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

            SECTION 3.10. Absence of Changes in Benefit Plans. Since December 31, 2002, there has not been any adoption or amendment in any material respect by the Company or any Company Subsidiary of any collective bargaining agreement or any bonus, employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) ("Company Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) ("Company Welfare Plans"), deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary (collectively, "Company Benefit Plans"). As of the date of this Agreement there are not any severance or termination agreements or arrangements between the Company or any Company Subsidiary and any current or former officer or director of the Company or any Company Subsidiary (collectively, the "Company Benefit Agreements").

            SECTION 3.11. ERISA Compliance. (a) Section 3.11 of the Company Disclosure Letter sets forth, as of the date of this Agreement, a list and brief description of all Company Benefit Plans maintained, or contributed to, by the Company or any Company Subsidiary (or to which the Company or any Company Subsidiary is obligated to make payments or otherwise may have any liability) for the benefit of any current or former employees, consultants, officers or directors of the Company or any Company Subsidiary. Each Company Benefit Plan has been administered in compliance with its terms and applicable Law, other than instances of noncompliance that, individually and in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. The Company has made available to Parent, Sub or their Representatives true and complete copies of (i) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plan, a description thereof) and all amendments thereto, (ii) the two most recent annual reports on Form 5500 filed with the Internal Revenue Service with respect to each Company Benefit Plan (if any such report was required),
(iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required and all summaries of material modifications and (iv) each trust agreement and group annuity contract relating to any Company Benefit Plan and all amendments thereto.

            (b) All Company Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Company Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"), and no such determination letter has been revoked nor, to the Company's Knowledge, has revocation been threatened, nor has any such Company Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

            (c) No Company Pension Plan is subject to Title IV of ERISA.

            (d) Each material Company Welfare Plan (including any such plan covering retirees or other former employees) may be amended or terminated without material liability (other than for claims or benefits incurred prior to such amendment or termination) to the Company or any Company Subsidiary on or at any time after the Effective Time.

            (e) The execution and delivery by the Company of this Agreement do not, and the consummation of the Merger and the other Transactions and the compliance with the terms hereof will not, (i) entitle any employee, officer or director of the Company or any Company Subsidiary to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Benefit Plan or Company Benefit Agreement or (iii) result in any breach or violation of, or a default under, any Company Benefit Plan or Company Benefit Agreement other than any such items that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

            (f) Other than routine claims for benefits, there are no actions, audits, investigations, suits, or claims pending, or, to the Company's Knowledge, threatened against any Company Benefit Plan, any fiduciary of any Company Benefit Plan or against the assets of any Company

Benefit Plan that, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect.

            (g) Each holder of a Company Employee Stock Option has consented or, prior to the Closing, will consent to the termination of such Company Employee Stock Option immediately prior to the Closing. For purposes of this Agreement:
"Company Employee Stock Option" means any option to purchase Company Common Stock granted under any Company Stock Plan, and "Company Stock Plan" means the Company's 1997 Director Stock Option Plan, 1997 Stock Option Plan, the Company's 2001 Long Term Stock Incentive Plan and the American Racing Series, Inc. & B.P. Automotive Stock Option Plan or any other stock option plan of the Company or any Company Subsidiary which issued options to purchase shares of the Company, in each case as amended through the date of this Agreement.

            SECTION 3.12. Litigation. As of the date of this Agreement, there is no suit, action or proceeding pending or, to the Company's Knowledge, directly threatened against the Company, any Company Subsidiary or any current or past director or officer, in their capacity as such, nor is there any monetary Judgment outstanding against the Company or any Company Subsidiary in excess of $250,000 or any Judgment providing for non-monetary relief outstanding against the Company or any Company Subsidiary that is reasonably likely to have a Company Material Adverse Effect.

            SECTION 3.13. Compliance with Applicable Laws. Each of the Company and the Company Subsidiaries is in compliance with all applicable Laws, except for instances of noncompliance that, individually and in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

            SECTION 3.14. Environmental Matters. (a) Except for such instances as, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect, (i) each of the Company and each Company Subsidiary is, and since its organization has been, in compliance with all Environmental Laws (as defined below), (ii) none of the Company or any Company Subsidiary has any liability under any Environmental Law arising out of or relating to the use, storage, release or disposal of Hazardous Substances, (iii) each of the Company and each Company Subsidiary possesses, and is in compliance with, all registrations and other consents required under Environmental Laws to conduct its business as presently conducted, (iv) as of the date of this Agreement, there is no suit, action or proceeding pending, or, to the Company's Knowledge, threatened in writing against, or, to the Company's Knowledge, any pending or threatened investigation by any Governmental Entity of, the Company or any Company Subsidiary alleging a violation of, or liability under, any Environmental Law and (v) neither the Company nor any Company Subsidiary has received any written notice that alleges that it is in violation of, or subject to liability under, any Environmental Law. For purposes of this Agreement, "Environmental Laws" means all applicable and binding domestic and foreign (whether national, federal, state, provincial, local or otherwise) Laws or Judgments issued by any Governmental Entity in each case relating to pollution or protection of the environment, the management or release of Hazardous Substances or human health and safety. For purposes of this Agreement, "Hazardous Substances" means any hazardous substance as defined by 42 U.S.C. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. 9601(33), any petroleum or petroleum products, and any other material, chemical or substance regulated by any Environmental Law.

            (b) Neither the Company nor any Company Subsidiary has assumed or is responsible for, by Contract or otherwise, any liabilities or obligations arising under any Environmental Law, or is currently performing any investigation, response or other corrective action under any Environmental Law.

            (c) To the Company's Knowledge, (i) there are no underground storage tanks or related piping, or impoundments, at any real property currently owned or leased by the Company or any Company Subsidiary, and (ii) any former such tanks, piping, or impoundments, on any such property which have been removed or closed, have been removed or closed in accordance with applicable Environmental Laws.

            SECTION 3.15. Contracts. Except for Contracts filed as exhibits to the Company SEC Documents, Section 3.15 of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all of the following Contracts to which the Company or any Company Subsidiary is a party:

            (a) material Contracts not made in the ordinary course of business;

            (b) license agreements or royalty agreements, whether the Company or any Company Subsidiary is the licensor or licensee thereunder (excluding licenses that are commonly available on standard commercial terms, such as software "shrink-wrap" licenses);

            (c) non-disclosure agreements (whether the Company or any Company Subsidiary is the beneficiary or the obligated party thereunder);

            (d) Contracts or commitments (including groups of related Contracts or commitments) involving future expenditures or liabilities, actual or potential, in excess of $50,000 after the date hereof or otherwise material to the business of the Company and the Company Subsidiaries, taken as a whole;

            (e) Contracts or commitments relating to commission arrangements with others that are material to the business of the Company and the Company Subsidiaries, taken as a whole;

            (f) employment contracts, consulting contracts, severance agreements, "stay-bonus" agreements and similar arrangements, including Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers or directors of the Company or any Company Subsidiary or (B) that will result in the payment by, or the creation of any liability of the Company, any Company Subsidiary, Parent or Sub to pay any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the Transactions;

            (g) Contracts providing for indemnification by the Company or any Company Subsidiary with respect to material liabilities of the business of the Company and the Company Subsidiaries, taken as a whole;

            (h) promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation for borrowed money, whether the Company or any Company Subsidiary shall be the borrower, lender or guarantor thereunder;

            (i) Contracts containing covenants limiting in any material respect the ability of the Company or any Company Subsidiary to engage in any line of business or compete with any person that relates directly or indirectly to the business of the Company and the Company Subsidiaries;

            (j) any Contract with the federal, state or local government or any agency or department thereof;

            (k) any Contract with any officer, director, holder of more than 5% of the outstanding shares of Company Common Stock or any person formed for the purpose of racing in a series sanctioned by the Company or any Company Subsidiary (such persons, collectively, the "Teams");

            (l) leases of real or personal property (including groups of related leases) involving annual payments of more than $50,000;

            (m) Contracts or commitments regarding the promotion of racing events for the 2003 racing season and any later seasons;

            (n) Contracts or commitments concerning a partnership or joint venture;

            (o) Contracts or commitments related to sponsorships for the 2003 racing season and any later seasons; and

            (p) any other Contract or series of related Contracts that are material to the business of the Company and the Company Subsidiaries, taken as a whole, as it is currently conducted.

True and complete copies of all of the Contracts listed in Section 3.15 of the Company Disclosure Letter, including all amendments and supplements thereto, have been made available to Parent, Sub or their Representatives. Neither the Company nor any Company Subsidiary has any oral Contracts. Neither the Company nor any Company Subsidiary is in material violation of or material default under any Contract listed in Section 3.15 of the Company Disclosure Letter.

            SECTION 3.16. Intellectual Property Matters. (a) Section 3.16 of the Company Disclosure Letter lists, as of the date of this Agreement, all Company Registered Proprietary Rights (as defined below) (including all Proprietary Rights (as defined below), all pending applications seeking registration of Proprietary Rights and trademark and service marks that the Company or any Company Subsidiary has used with the intent of creating or benefiting from any common law rights relating to such marks) and lists any proceedings or actions pending as of the date of this Agreement before any court, tribunal or administrative body (including the PTO or equivalent authority anywhere in the world) related to any of the Company Registered Proprietary Rights. Section 3.16 of the Company Disclosure Letter also lists, as of the date of this Agreement, all Contracts (including all inbound licenses) to which the Company or any Company Subsidiary is a party with respect to any Proprietary Rights.

            (b) The Company Proprietary Rights constitute all the Proprietary Rights necessary to the conduct of the business of the Company and the Company Subsidiaries, taken as a whole, as it is currently conducted. The Company or a Company Subsidiary owns exclusively all Company Proprietary Rights. Each of the Company Proprietary Rights owned or used by the Company or any Company Subsidiary immediately prior to the date of this Agreement will be owned or available for use by the Company or a Company Subsidiary on identical terms and conditions immediately subsequent to the Effective Time, subject to termination in accordance with the terms of any Contracts governing the use of such Company Proprietary Rights. The Company has taken all actions reasonably necessary to maintain and protect each material item of the Company Proprietary Rights that it or any Company Subsidiary owns or uses.

            (c) The operation of the business of the Company as conducted does not infringe or misappropriate the Proprietary Rights of any person, or constitute unfair competition or an unfair trade practice under any applicable Law, and neither the Company nor any Company Subsidiary has received written notice from any person claiming that such operation or any act, product, technology or service of the Company infringes or misappropriates the Proprietary Rights of any person or constitutes unfair competition or trade practices under any applicable Law. To the extent that the Company has received any written notice related to the above or is aware of any pending, anticipated, or threatened dispute or action against the Company or any Company Subsidiary relating to infringement or misappropriation of the Proprietary Rights of any person, there is no basis for any action against the Company or any Company Subsidiary that is reasonably likely to have a Company Material Adverse Effect.

            (d) Each item of Company Registered Proprietary Rights is valid and subsisting, and all necessary registration, maintenance, renewal fees, annuity fees and Taxes due through the date of this Agreement in connection with such Company Registered Proprietary Rights have been paid and all necessary documents and certificates in connection with such Company Registered Proprietary Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Proprietary Rights including all change of name documents required to be filed to maintain chain of title.

            (e) To the Company's Knowledge, no person is infringing or misappropriating any Company Proprietary Rights.

            (f) For purposes of this Agreement, the following definitions apply:

            "Company Proprietary Right" means any Proprietary Right that (i) is owned by, (ii) is licensed to, or (iii) was developed or created by or for the Company or any Company Subsidiary.

            "Company Registered Proprietary Rights" means all Registered Proprietary Rights owned by, filed in the name of, assigned to or applied by or for, the Company or any Company Subsidiary.

            "Proprietary Rights" means all (i) U.S. and foreign patents, patent applications, patent disclosures and improvements thereto, including petty patents and utility models and applications therefor, (ii) U.S. and foreign trademarks, service marks, trade dress, logos, trade names and corporate names and the goodwill associated therewith and registrations and applications for registration thereof, (iii) U.S. and foreign copyrights and registrations and applications for registration thereof, (iv) U.S. and foreign mask work rights and registrations and applications for registration thereof, (v) rights in trade secrets, (vi) domain name registrations, (vii) other proprietary rights, and
(viii) licenses granting any rights with respect to any of the foregoing.

            "Registered Proprietary Rights" means all United States, international and foreign: (i) issued patents and patent applications (including provisional applications), (ii) registered trademarks and servicemarks, applications to register trademarks and servicemarks, intent-to-use applications, other registrations or applications to trademarks or servicemarks,
(iii) registered copyrights and applications for copyright registration, (iv) any mask work registrations and applications to register mask works, and (v) any other Proprietary Right that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

            SECTION 3.17. Brokers. No broker, investment banker, financial advisor or other person, other than Bear, Stearns & Co. Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of the Company.

            SECTION 3.18. Opinion of Financial Advisor. The Company has received the opinion of Bear, Stearns & Co. Inc., dated the date of this Agreement, to the effect that, as of such date, the consideration to be received is fair, from a financial point of view, to the unaffiliated shareholders of the Company, other than (i) Parent and its affiliates, (ii) individuals who own and operate teams or entities that participate in the businesses owned or operated by the Company or any of the Company Subsidiaries, and (iii) any shareholders who have entered into agreements with Parent with respect to any matter related to their shares. The Company will deliver a true and complete copy of such opinion to Parent promptly after receipt thereof.

            SECTION 3.19. Insurance. Section 3.19 of the Company Disclosure Letter contains a list, as of the date of this Agreement, of all material insurance policies and binders of insurance covering any of the business, properties, assets or operations of the Company and the Company Subsidiaries (the "Insurance Policies"), the premiums and coverage of the Insurance Policies, and all claims in excess of $50,000 made under any of the Insurance Policies since January 1, 2002. All of the Insurance Policies are in full force and effect and following the Effective Time, shall continue to be legal, valid, binding and enforceable on identical terms. The Company has completed the application for each of the Insurance Policies accurately. The Company has received no notice of cancelation or termination with respect to any Insurance Policy, and no event (including signing this Agreement or consummating the Merger) has occurred or is planned to occur which would constitute a breach or default, or permit termination, modification or acceleration under any Insurance Policy. To the Company's Knowledge, there are no facts upon which an insurer might reasonably be justified in reducing or denying coverage or materially increasing premiums on any of the Insurance Policies. There are no outstanding unpaid claims under any of the Insurance Policies. The Insurance Policies are sufficient for compliance with all requirements of applicable Law and of all Contracts to which the Company and the Company Subsidiaries are party, and in the reasonable judgment of management of the Company, are adequate insurance coverage for the assets and operations of the Company and the Company Subsidiaries as conducted as of the date of this Agreement. Each party required to be listed as an additional insured on any Insurance Policy pursuant to any Contracts entered into by the Company or any Company Subsidiary has been and is listed as an additional insured as required by such Contract.

            SECTION 3.20. Title to Property. Neither the Company nor any Company Subsidiary owns any real property. The Company or a Company Subsidiary has good and marketable title to, or valid leasehold interests in, or other valid rights to use, all of the material properties and assets used in its business, free and clear of all Liens, other than those Liens that have not had and are not reasonably likely to have a Company Material Adverse Effect.

            SECTION 3.21. Labor Matters. Neither the Company nor any Company Subsidiary is a party to any labor agreement with respect to its employees with any labor organization, group or association. As of the date of this Agreement, no petition for certification as the exclusive bargaining representative for any of the employees is pending before the National Labor Relations Board. To the Company's Knowledge, no union organizing activity has occurred with respect to the employees in the two (2) years preceding the date of this Agreement. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any other domestic or foreign governmental agency arising out of the Company's or any Company Subsidiary's activities, and to the Company's Knowledge, there are no facts or information that would give rise thereto. There is no labor strike or labor disturbance pending or, to the Company's Knowledge, threatened against the Company or any Company Subsidiary, nor is any grievance currently being asserted against it, and neither the Company nor any Company Subsidiary has experienced a work stoppage or other labor difficulty in the two (2) years preceding the date of this Agreement. There are no material controversies pending or, to the Company's Knowledge, threatened between the Company or any Company Subsidiary and the employees, and to the Company's Knowledge, there are no facts that could reasonably result in such controversy.

            (a) Compliance. The Company and each Company Subsidiary is in compliance in all material respects with all applicable Laws respecting employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, and the payment of social security and similar taxes and is not engaged in any unfair labor practice that, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.

                                   ARTICLE IV

                Representations and Warranties of Parent and Sub

            Parent and Sub, jointly and severally, represent and warrant to the Company that:

            SECTION 4.01. Organization, Standing and Power. Each of Parent and Sub is duly organized, validly existing and in good standing (to the extent such jurisdiction recognizes the concept of good standing) under the laws of the jurisdiction in which it is organized and has full limited liability company or corporate power and authority, as applicable, to conduct its business as presently conducted, other than where the failure to be in good standing, individually or in the aggregate, is not reasonably likely to have a material adverse effect on Parent (a "Parent Material Adverse Effect"). Parent has made available to the Company true and complete copies of the certificate of incorporation, by-laws and other comparable charter and organizational documents, in each case as amended to the date of this Agreement, for each of Parent and Sub.

            SECTION 4.02. Sub. (a) Since the date of its incorporation, Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

            (b) The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

            SECTION 4.03. Authority; Execution and Delivery; Enforceability. Each of Parent and Sub has all requisite limited liability company or corporate power and authority, as applicable, to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by each of Parent and Sub of this Agreement and the consummation by it of the Transactions have been duly authorized by all necessary limited liability company or corporate action, as applicable, on the part of Parent and Sub. Each of the Board of Managers of Parent and the Board of Directors of Sub, at a meeting duly called and held, duly and unanimously adopted resolutions approving this Agreement, the Merger and the other Transactions and, in the case of the Board of Directors of Sub, declaring its advisability. Parent, as sole stockholder of Sub, has adopted this Agreement. Each of Parent and Sub has duly executed and delivered this Agreement, and, assuming due execution and delivery hereof by the Company, this Agreement constitutes the legal, valid and binding obligation of each of Parent and Sub, enforceable against it in accordance with its terms.

            SECTION 4.04. No Conflicts; Consents. (a) The execution and delivery by each of Parent and Sub of this Agreement do not, and the consummation of the Merger and the other Transactions and the compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (i) the certificate of incorporation, by-laws or other comparable charter and organizational documents of Parent or any of its subsidiaries, (ii) any Contract to which Parent or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.04(b), any Judgment or Law, in each case, applicable to Parent or any of its subsidiaries or their respective properties or assets.

            (b) No Consent of, or registration, declaration or filing with, or permit from any Governmental Entity is required to be obtained or made by or with respect to Parent or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement by Parent or any of its subsidiaries or the consummation of the Transactions, other than (i) the filing with the SEC of (A) the Schedule 13E-3 and (B) such reports under Sections 13 and 16 of the Exchange Act, as may be required in connection with this Agreement, the Merger and the other Transactions, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and
(iii) such filings as may be required in connection with the Taxes described in
Section 6.08.

            SECTION 4.05. Information Supplied. (a) At the time the Proxy Statement is filed with the SEC, at any time it is amended or supplemented or at the time it is first mailed to stockholders of the Company, the Proxy Statement, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty is made by Parent or Sub in this Section 4.05(a) solely with respect to statements made or incorporated by reference therein based on information supplied by Parent, Sub or their Representatives for inclusion or incorporation by reference in such documents. The Schedule 13E-3, at the time it is filed with the SEC or at any time it is amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent or Sub in this Section 4.05(a) with respect to statements made or incorporated by reference therein based on information supplied solely by the Company or its Representatives for inclusion or incorporation by reference therein. None of the information supplied or to be supplied by Parent, Sub or their Representatives for inclusion or incorporation by reference in the Proxy Statement or Schedule 13E-3 will, at the time any such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first mailed to the Company's stockholders, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

            (b) The Schedule 13E-3 (other than portions of the Schedule 13E-3 attributable to the Company), and any amendments or supplements thereto, when filed, will comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied solely by the Company or its Representatives for inclusion or incorporation by reference therein.

            SECTION 4.06. Brokers. No broker, investment banker, financial advisor or other person, other than Ernst & Young Corporate Finance LLP, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of Parent or Sub.

            SECTION 4.07. Financing. At the Effective Time, Parent and Sub will have available all of the funds necessary for the acquisition of the shares of Company Common Stock pursuant to Section 2.01(c) of this Agreement. Immediately prior to the record date for the Company Stockholders Meeting, the Forsythe Parties (defined below) will have contributed all of their shares of Company Capital Stock to Parent.

            SECTION 4.08. Stock Ownership. None of Parent, Sub and their respective "associates" (as such term is defined in Section 203(c)(2) of the DGCL) or affiliates, in each case, other than Mr. Gerald R. Forsythe, Forsythe Racing, Inc., Indeck Energy Services, Inc., and Indeck-Ilion Cogeneration Corp. (the "Forsythe Parties"), beneficially owns, or, at any time during the three years preceding August 11, 2003, has owned, any Company Common Stock. None of Parent, Sub and their respective associates or affiliates (in each case, other than the Forsythe

Parties) at any time during the three years preceding August 11, 2003 has been an "interested stockholder" of the Company, as such term is defined in Section 203(c)(5) of the DGCL. As of the date of this Agreement, the Forsythe Parties own (of record and beneficially) in the aggregate 3,377,400 shares of Company Common Stock and do not own of record or beneficially any shares of Company Common Stock other than such shares. As of the Effective Time, Parent or Sub or both own (of record and beneficially) in the aggregate the number of shares of Company Common Stock set forth on Schedule 4.08 and do not own of record or beneficially any shares of Company Common Stock other than such shares. At no time during the three years preceding September 11, 2002, was any Forsythe Party an interested stockholder of the Company.

                                   ARTICLE V

                    Covenants Relating to Conduct of Business

            SECTION 5.01. Conduct of Business by the Company. (a) Except for matters set forth in Section 5.01 of the Company Disclosure Letter or otherwise contemplated by this Agreement, from the date of this Agreement to the Effective Time the Company shall, and shall cause each Company Subsidiary to, conduct its business in light of the existing circumstances in the ordinary course, including operating in compliance with Law and making all required filings with the SEC. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Company Disclosure Letter or otherwise contemplated by this Agreement, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned):

            (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any options, warrants, calls or rights to acquire any such shares or other securities;

            (ii) issue, deliver, sell or grant (A) any shares of its capital stock or other voting securities or equity interests, (B) any Voting Company Debt, (C) any securities convertible or exchangeable into, or exercisable for, any such shares, voting securities, equity interests or Voting Company Debt, or (D) any options, warrants, calls, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights or stock-based performance units, profit participation rights, rights of repurchase, other rights linked to the price of Company Capital Stock, commitments, Contracts, arrangements or undertakings obligating it to issue, deliver, sell or grant any such shares, voting securities, equity interests or Voting Company Debt, in each case other than (1) the issuance of Company Common Stock (and associated Company Rights) upon the exercise of Company Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms and
      (2) the issuance of Company Common Stock upon the exercise of Company Rights if the Company is not in breach of Section 6.09;

            (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

            (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing any equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, except purchases in the ordinary course of business consistent with prior practice;

            (v) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP or applicable Law;

            (vi) sell, lease (as lessor), license or otherwise dispose of or subject to any Lien any properties or assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, except sales of assets or licensing transactions in the ordinary course of business consistent with prior practice;

            (vii) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for indebtedness for borrowed money so long as such indebtedness (together with all other indebtedness for borrowed money) does not exceed an aggregate principal amount of $2,000,000 or (B) make any loans or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned subsidiary of the Company;

            (viii) make or agree to make any new capital expenditure or expenditures that, individually, is in excess of $50,000 or, in the aggregate, are in excess of $50,000;

            (ix) make any election with respect to Taxes or settle or compromise any material Tax liability or refund;

            (x) (A) grant to any director or executive officer of the Company of any Company Subsidiary any increase in cash compensation, except increases in the ordinary course of business of not more than 2% per annum or increases required under employment agreements in effect as of the date of this Agreement, (B) grant to any such director or executive officer any increase in severance or termination pay, except increases required under any employment, severance or termination agreements in effect as of the date of this Agreement, or (C) enter into any employment, severance, termination or other agreement with any such director or executive officer;

            (xi) adopt or amend in any material respect any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary;

            (xii) enter into, modify or terminate (i) any Contract listed on
      Section 3.15 of the Company Disclosure Letter, and (ii) any Contract entered into on or after the date of this Agreement, that if it had been entered into prior to the date of this Agreement, would have had to be listed on Section 3.15 of the Company Disclosure Letter;

            (xiii) enter into, modify or terminate any sponsorship or promoter Contract;

            (xiv) enter into, modify or terminate any Contract with any affiliate of the Company or any Company Subsidiary; or

            (xv) authorize any of, or commit or agree to take any of, the foregoing actions.

            (b) Other Actions. Except as otherwise permitted by Section 5.02, the Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that is reasonably likely to, result in (i) any of the representations and warranties of such party set forth in this Agreement becoming untrue, other than for such failures to be true and correct that, individually or in the aggregate, have not resulted and are not reasonably likely to result in the condition in
Section 7.02(a) (in the case of the Company) or Section 7.03(a) (in the case of Parent) not being satisfied or (ii) any condition to the Merger set forth in
Article VII not being satisfied.

            (c) Designated Representative of Parent and Sub. If any consent is required of Parent or Sub pursuant to this Agreement, Kevin Kalkhoven is hereby designated as the authorized representative of Parent or Sub for such purposes. Parent or Sub may change its authorized representative by giving notice to the Company pursuant to the procedures set forth in Section 9.02.

            SECTION 5.02. Company Takeover Proposals. (a) The Company shall not, nor shall it authorize or permit any Company Subsidiary to, nor shall it authorize or permit any of its or any Company Subsidiary's Representatives to,
(i) enter into any agreement with respect to any Company Takeover Proposal (as defined in Section 5.02(e)), except (A) in accordance with Section 8.05(b) (and after compliance with all the procedures set forth therein) or (B) a confidentiality agreement in accordance with this Section 5.02(a) or (ii) furnish to any person any information with respect to a Company Takeover Proposal, except, prior to obtaining each of the Company Stockholder Approval and the Unaffiliated Stockholders Approval (as defined in Section 6.01(b)), pursuant to a confidentiality agreement and subject to compliance with Section 5.02(c).

            (b) Neither the Company Board nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Sub, or propose publicly to withdraw or modify, in a manner adverse to Parent or Sub, the recommendation by the Company Board or any such committee of this Agreement or the Merger, in each case unless the Company Board determines in good faith, after consultation with outside counsel, that it is necessary to do so to comply with its fiduciary duties (any such withdrawal, modification or proposal being referred to herein as an "Adverse Recommendation Change"), (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Company Takeover Proposal or (iii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal. Notwithstanding the foregoing, if, prior to obtaining each of the Company Stockholder Approval and the Unaffiliated Stockholders Approval, the Company Board receives a Superior Company Proposal (as defined in Section 5.02(e)) then the Company Board may, in accordance with Section 8.05(b) (including the notice provisions and the payment of the fee therein), approve and recommend such Superior Company Proposal and cause the Company to terminate this Agreement and concurrently enter into a definitive agreement providing for the implementation of such Superior Company Proposal. The Company shall, after the Due Diligence Termination Date, at any time requested by Parent, publicly reaffirm its recommendation of this Agreement and the Merger (unless it determines in good faith after consultation with outside counsel, that it cannot do so consistent with its fiduciary duties), and provided that any failure to so reaffirm (whether or not as a result of a determination described in the preceding parenthetical) shall constitute an Adverse Recommendation Change.

            (c) The Company promptly shall advise Parent orally and in writing of any Company Takeover Proposal or any inquiry from a third party made to a director or officer of the Company, or to a Representative of the Company of which a director or officer of the Company becomes aware, with respect to the making of a Company Takeover Proposal, the identity of the person making any such Company Takeover Proposal or inquiry and the material terms of any such Company Takeover Proposal or inquiry. The Company shall keep Parent informed of the status (including any change to the material terms) of any such Company Takeover Proposal or inquiry.

            (d) Nothing contained in this Section 5.02 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) of the SEC or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure to so disclose would be inconsistent with its obligations under applicable Law, it being understood that if any such disclosure constitutes an Adverse Recommendation Change, Parent shall have the rights provided in the event of an Adverse Recommendation Change.

            (e) For purposes of this Agreement:

            "Company Takeover Proposal" means (i) any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving the Company or (ii) any proposal or offer to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated total assets of the Company, in each case other than the Transactions.

            "Superior Company Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization, a purchase of warrants or otherwise, more than 50% of the Company Common Stock or all or substantially all of the assets of the Company and the Company subsidiaries, taken as a whole, on terms which the Company Board determines in good faith to be more favorable to the holders of Company Common Stock than the Transactions (after consultation with a financial advisor), taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of the Transactions).

                                   ARTICLE VI

                              Additional Agreements

            SECTION 6.01. Preparation of Proxy Statement; Stockholders Meeting.
(a) As promptly as practicable following the date of this Agreement, (i) the Company shall prepare and after obtaining the approval of Parent, which approval shall not be unreasonably withheld, delayed or conditioned, file with the SEC the Proxy Statement in preliminary form, and (ii) each of the Company, Parent and Sub shall prepare and file with the SEC the Schedule 13E-3, and each of the Company and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. Each of the Company, Parent and Sub shall notify the others promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or the
Schedule 13E-3 or for additional information and shall supply the others with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Schedule 13E-3, as applicable. If at any time prior to receipt of the Company Stockholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement or the Company or Parent shall otherwise determine that any amendment or supplement should be made to the Proxy Statement in accordance with applicable Law, the Company shall as promptly as practicable prepare and mail to its stockholders such an amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after filing with the SEC.

            (b) The Company shall, as promptly as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") to obtain (i) the Company Stockholder Approval and (ii) the approval of this Agreement and the Merger by the holders of the majority of shares of Company Common Stock present or represented by proxy at such meeting that is not held by Disqualified Holders (as defined below) voting "for" and "against" such approval (treating for this purpose holders who have delivered, prior to the Company obtaining the Company Stockholder Approval, written demands for appraisal in accordance with Section 262(d) of the DGCL and who, as of such time, shall not have effectively withdrawn or otherwise forfeited appraisal rights as voting "no") (such approval, the "Unaffiliated Stockholders Approval"). "Disqualified Holders" means Parent and its affiliates. The Company shall, through the Company Board and in the Proxy Statement, recommend to its stockholders that they give each of the Company Stockholder Approval and the Unaffiliated Stockholders Approval, except to the extent that the Company Board shall have withdrawn or modified its recommendation of this Agreement or the Merger as permitted by
Section 5.02(b). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 6.01(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal or
(ii) the withdrawal or modification by the Company Board of its approval or recommendation of this Agreement or the Merger.

            (c) Parent shall cause all shares of Company Common Stock owned by Parent, Sub or any other subsidiary or affiliate of Parent to be voted in favor of the adoption of this Agreement. Notwithstanding the foregoing, if the Company Board shall have made an Adverse Recommendation Change, then Parent shall cause the Excluded Forsythe Shares (as defined below) to be voted in accordance with the recommendation of the Company Board. "Excluded Forsythe Shares" means those shares of Company Common Stock that must be voted in accordance with the recommendation of the Company Board pursuant to the voting agreements between Mr. Gerald R. Forsythe and the Company dated September 11, 2002 and October 16, 2002.

            SECTION 6.02. Access to Information; Confidentiality. The Company shall, and shall cause each Company Subsidiary to, afford to Parent, and to Parent's Representatives, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, Contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each Company Subsidiary to, furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that the Company or any Company Subsidiary may withhold any document or information that is subject to the terms of a confidentiality agreement with a third party. Without limiting the generality of the foregoing, the Company shall, within two business days of request therefor, provide to Parent the information described in Rule 14a-7(a)(2)(ii) of the SEC and any information to which a holder of Company Common Stock would be entitled under Section 220 of the DGCL (assuming such holder met the requirements of such section). All information exchanged pursuant to this Section 6.02 shall be subject to the confidentiality agreements set forth on Schedule 6.02 (the "Confidentiality Agreements").

            SECTION 6.03. Reasonable Best Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, unless, to the extent permitted by Section 5.02(b), the Company Board approves or recommends a Superior Company Proposal, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including
(i) the obtaining of all necessary actions or nonactions, Consents and waivers from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain a Consent or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) in the case of the Company, the obtaining of all necessary Consents or waivers from third parties, (iii) in the case of the Company, the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the Transactions, including seeking to have any stay, order or injunction entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. In connection with and without limiting the foregoing, the Company and the Company Board shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any Transaction or this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to any Transaction or this Agreement, take all action necessary to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other Transactions. Notwithstanding the foregoing, the Company and its Representatives shall not be prohibited under this Section 6.03 from taking any action permitted by Sections 5.02(b) or (d). Parent and Sub will use reasonable efforts to cooperate with the Company, at the Company's request, in the performance of the Company's obligations in clauses (ii) and (iii) above.

            SECTION 6.04. Stock Options. Prior to the Effective Time, the Company Board shall adopt resolutions to terminate effective as of the Effective Time each Company Employee Stock Option.

            SECTION 6.05. Indemnification. (a) To the fullest extent permitted by Law, the Surviving Corporation (or any successor entity) shall honor all the Company's obligations to indemnify (including any obligations to advance funds for expenses) the current or former directors or officers of the Company for acts or omissions by such directors and officers occurring prior to the Effective Time to the extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Company Charter, the Company By-laws, the individual indemnity agreements set forth in Section 6.05 of the Company Disclosure Letter or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company Charter, the Company By-laws and such individual indemnity agreements from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.

            (b) From the Effective Time until May 15, 2004, the Surviving Corporation shall maintain or cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company with respect to claims arising from or related to facts or events which occurred at or before the Effective Time. Prior to the Effective Time, the Company may obtain tail coverage with respect to such policies, provided that the Company shall not pay more than $500,000 with respect to premiums for such coverage. In the event that the Company does not obtain such tail prior to the Effective Time, Parent or the Surviving Corporation shall be required to obtain such tail, subject to the limitations set forth above.

            (c) Prior to entering into any agreement or arrangement with respect to, or effecting, any proposed merger into or consolidation with any other person or sale, exchange, dividend or other distribution or liquidation of all or a significant portion of the Surviving Corporation's assets in one or a series of transactions or any significant recapitalization or reclassification of the Surviving Corporation's outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Surviving Corporation set forth in this Section 6.05 by the purchaser or successor entity in such transaction, the Surviving Corporation shall arrange in connection therewith alternative means of providing for the obligations of the Surviving Corporation set forth in this Section 6.05, including the assumption of such obligations by another party, insurance, surety bonds or the creation of an escrow, in each case in an amount, upon terms and conditions and, if applicable, from a nationally recognized or other creditworthy entity so that, thereafter, the current or former directors and officers of the Company are in substantially the same position as they were in immediately prior to the applicable transaction.

            SECTION 6.06. Fees and Expenses. (a) Except as provided below, all fees and expenses incurred in connection with the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

            (b) The Company shall pay to Parent a fee of $350,000 if: (i) the Company terminates this Agreement pursuant to Section 8.01(d)(ii); (ii) Parent terminates this Agreement pursuant to Section 8.01(c)(ii); or (iii) (A) after the date of this Agreement, any person makes a Company Takeover Proposal, (B) the Merger shall not have occurred on or before the Outside Date (as defined in Section 8.01(b)(i)), (C) this Agreement is thereafter terminated by Parent or the Company pursuant to Section 8.01(b)(i) (but only if the Company Stockholders Meeting has not been held by the date that is two days prior to the date of such termination), and (D) within 12 months of such termination, the Company consummates the transactions contemplated by a Company Takeover Proposal (solely for the purposes of this Section 6.06(b)(iii)(D) and the next sentence of this Section 6.06(b), the term Company Takeover Proposal shall have the meaning set forth in the definition of Company Takeover Proposal contained in Section 5.02(e) except that all references therein to "20%" shall be deemed references to "40%"). Any fee due under this Section 6.06(b) shall be paid by wire transfer of same-day funds, in the case of clauses (i) and (ii) of the previous sentence, on the date of termination of this Agreement or the next business day if the date of termination of this Agreement is not a business day, or in the case of clause (iii) of the previous sentence, on the date on which the Company consummates the transactions contemplated by such Company Takeover Proposal.

            SECTION 6.07. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

            SECTION 6.08. Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the Transactions shall be paid by the Surviving Corporation, and the Company shall cooperate with Parent and Sub in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

            SECTION 6.09. Rights Agreements; Consequences if Rights Triggered. Except as approved in writing by Parent or contemplated by this Agreement, the Company Board shall not (i) amend the Company Rights Agreement, (ii) redeem the Company Rights or
(iii) take any action with respect to, or make any determination under, the Company Rights Agreement, in each case, unless the Company Board determines in good faith, after compliance with applicable provisions of this Agreement and after consultation with outside counsel, that such action is necessary to do so to comply with its fiduciary duties.

            SECTION 6.10. No Additional Representations.

            (a) Parent acknowledges and agrees that (i) it is entering into this Agreement and the Transactions without any representation or warranty, express or implied, by the Company or any of its Representatives except as expressly set forth in this Agreement and (ii) the accuracy, completeness or reasonableness of any projection or forecast delivered by or on behalf of the Company to Parent, Sub or any of their Representatives shall not be considered in determining whether any condition to Parent's or Sub's obligations with respect to the Merger has been satisfied.

            (b) The Company acknowledges and agrees that (i) it is entering into this Agreement and the Transactions without any representation or warranty, express or implied, by Parent, Sub or any of their Representatives except as expressly set forth in this Agreement and (ii) the accuracy, completeness or reasonableness of any projection or forecast delivered by or on behalf of Parent, Sub or any of their Representatives to the Company shall not be considered in determining whether any condition to the Company's obligations with respect to the Merger has been satisfied.

                                   ARTICLE VII

                              Conditions Precedent

            SECTION 7.01. Conditions to Each Party's Obligation To Effect The Merger. The respective obligation of each party hereto to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) Stockholder Approval. The Company shall have obtained the Company Stockholder Approval and the Unaffiliated Stockholders Approval.

            (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or Law preventing the consummation of the Merger, or preventing Parent from owning the shares of the Surviving Corporation or from operating any material part of the business of the Surviving Corporation and its subsidiaries, taken as a whole, shall be in effect; provided, however, that prior to asserting this condition the applicable party shall have used its reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

            SECTION 7.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case on and as of such earlier date).

            (b) Performance of Obligations of the Company. The Company shall have performed in all material respects any material obligation and complied in all material respects with any material agreement or covenant of the Company to be performed or complied with by it under this Agreement prior to or at the time of the Closing.

            (c) Company Certificate. The Company shall have furnished a certificate, signed by its Chief Executive Officer, certifying compliance with the conditions set forth in Sections 7.02(a) and (b).

            (d) Dissenting Shareholders. No more than 16% of the shares of Company Common Stock outstanding immediately prior to the Effective Time shall be Appraisal Shares.

            (e) Litigation. Other than pending suits, actions or proceedings as disclosed on the Company Disclosure Letter, any pending or threatened suits, actions or proceedings by Parent, Sub or any of their affiliates, or any derivative suit, action or proceeding pending in Delaware that under applicable and controlling law would expire, or with respect to which all plaintiffs would lose standing, at the Effective Time, there shall be no pending or threatened suit, action or proceeding that advances non-frivolous claims against Parent, Sub, the Company or any Company Subsidiary (i) that Parent reasonably believes would not be covered by the Insurance Policies, unless the damages sought that would not be covered by the Insurance Policies, would not, in Parent's reasonable judgment, exceed a total of $250,000 for such suits, actions or proceedings, or (ii) that seeks any equitable relief, which, if successful, would prevent (A) the consummation of the Merger, provided that such action, suit or proceeding seeking to prevent the consummation of the Merger is pending,
(B) Parent from owning the shares of the Surviving Corporation or (C) Parent from operating any material part of the business of the Surviving Corporation and its subsidiaries, taken as a whole.

            (f) Management of CART, Inc. The by-laws of CART, Inc., a Michigan corporation ("CART"), shall have been amended to disband the Franchise Board, and to provide for the management of CART by a board of directors to be elected by the Company, as sole stockholder of CART.

            (g) No Bankruptcy. The Company shall generally be able to pay its debts as and when such debts become due, shall not have admitted in writing its inability to pay its debts generally, and shall not have made a general assignment for the benefit of creditors. No petition shall have been filed by or against the Company seeking liquidation, winding up, reorganization, relief, appointment of a receiver, trustee or similar official for it or for any substantial part of its property or assets, or to commence a case as to the Company pursuant to 11

U.S.C. Section 301 or 303 or any similar state law (a "Bankruptcy Petition"), unless such Bankruptcy Petition is dismissed prior to the Effective Time and in no event later than sixty (60) days of its filing. No such Bankruptcy Petition shall be pending as of the Closing.

            (h) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred and be continuing a Company Material Adverse Effect.

            SECTION 7.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Parent and Sub in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case on and as of such earlier date).

            (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects any material obligation of Parent or Sub, as the case may be, and complied in all material respects with any material agreement or covenant of Parent or Sub, as the case may be, to be performed or complied with by it under this Agreement prior to or at the time of the Closing.

            SECTION 7.04. Frustration of Closing Conditions. None of the Company, on the one hand, or Parent or Sub, on the other hand, may rely on the failure of any condition set forth in Article VII to be satisfied if such failure was caused primarily by the failure of the Company, on the one hand, or Parent or Sub, on the other hand, to use reasonable best efforts to consummate the Merger and the other Transactions, as required by and subject to Section 6.03.

                                  ARTICLE VIII

                        Termination, Amendment and Waiver

            SECTION 8.01. Termination. This Agreement may be terminated at any time:

            (a) prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval or the Unaffiliated Stockholders Approval, by mutual written consent of the Parent, Sub and the Company;

            (b) prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval or the Unaffiliated Stockholders Approval, by either Parent or the Company:

                  (i) if the Merger does not occur on or before the later of
            February 15, 2004 and the date that is 61 days from the date of any filing of an involuntary Bankruptcy Petition that (A) the Company reasonably expects will be dismissed, (B) the Company is using its reasonable best efforts to have dismissed and (C) is filed prior to February 15, 2004 (the "Outside Date"), unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement;

                  (ii) if any Governmental Entity issues an order or injunction or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, injunction or other action shall have become final and nonappealable, unless such order, injunction or other action is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that prior to seeking to terminate, such party shall have used its reasonable best effects to prevent such order, injunction or other action and to appeal as promptly as practicable any such orders, injunctions or other actions; or

                  (iii) if, upon a vote at a duly held meeting to obtain the
            Company Stockholder Approval or the Unaffiliated Stockholders Approval, as the case may be, the Company Stockholder Approval or the Unaffiliated Stockholders Approval, as the case may be, is not obtained; provided, however, that this Agreement may not be terminated by a party pursuant to this Section 8.01(b)(iii) if such party is then in breach of Section 6.01(c);

            (c) (i)prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval or the Unaffiliated Stockholders Approval, by Parent if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.01 or Section 7.02, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the Company of such breach; or

                  (ii) prior to obtaining each of the Company Stockholder
            Approval and the Unaffiliated Stockholders Approval, by Parent (A) in the event an Adverse Recommendation Change has occurred, (B) if, pursuant to Section 6.09 and without the approval in writing of Parent, the Company Board amends the Company Rights Agreement, redeems the Company Rights or takes any action with respect to, or makes any determination under, the Company Rights Agreement to comply with its fiduciary duties and, as a result of such amendment, redemption, action or determination, any person other than Parent or any of its affiliates is permitted to become an Acquiring Person (as currently defined in the Company Rights Agreement) or (C) the Company enters into any definitive agreement to implement a Company Takeover Proposal;

            (d) (i)prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval or the Unaffiliated Stockholders Approval, by the Company if Parent or Sub breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform cannot be or has not been cured within 30 days after the giving of written notice to Parent of such breach; or

                  (ii) prior to obtaining each of the Company Stockholder
            Approval and the Unaffiliated Stockholders Approval by the Company in accordance with Section 8.05(b); provided, however, that the Company shall have complied with all provisions thereof, including the notice provisions therein; or

            (e) at any time during the period from the date of this Agreement until 5:00 p.m., New York City time, on September 18, 2003 or any earlier time that Parent identifies in writing to the Company (the "Due Diligence Termination Date"), by Parent if Parent in its discretion determines that it is inadvisable to proceed with the Transactions for any reason whatsoever.

            SECTION 8.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than Section 3.17, Section 4.06, Section 4.07, the last sentence of Section 6.02, Section 6.06, this Section 8.02 and Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any representation, warranty or covenant set forth in this Agreement. The Confidentiality Agreements shall survive termination of this Agreement.

            SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto at any time before or after receipt of the Company Stockholder Approval or the Unaffiliated Stockholders Approval, as the case may be; provided, however, that after receipt of the Company Stockholder Approval, there shall be made no amendment or waiver that by applicable Law requires further approval by the stockholders of the Company without the further approval of such stockholders. Subject to Section 9.04, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            SECTION 8.04. Extension; Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any failure or delay by any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

            SECTION 8.05. Procedure for Termination, Amendment, Extension or Waiver. (a) A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

            (b) The Company may terminate this Agreement pursuant to Section 8.01(d)(ii) only if (i) the Company Board has received a Company Takeover Proposal, (ii) the Company Board shall have determined in good faith that such Company Takeover Proposal constitutes a Superior Company Proposal, (iii) the Company has notified Parent in writing of the determination described in clause
(ii) above, which notice shall describe all material terms of such Company Takeover Proposal; (iv) at least three business days following receipt by Parent of the notice referred to in clause (iii) above, and taking into account any revised proposal made by Parent since receipt of the notice referred to in clause (iii) above, such Superior Company Proposal remains a Superior Company Proposal and the Company Board has again made the determination referred to in clause (ii) above (although no additional time period shall be required following such determination), (v) the

Company is in compliance with Section 5.02, (vi) the Company Board concurrently approves, and the Company concurrently enters into, a definitive agreement providing for the implementation of such Superior Company Proposal and (vii) the Company has paid Parent the fee pursuant to Section 6.06(b).

                                   ARTICLE IX

                               General Provisions

            SECTION 9.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 9.01 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

            SECTION 9.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a) if to Parent or Sub, to

                  Open Wheel Racing Series LLC
                  c/o 21st Century Racing Holdings LLC
                  275 Middlefield Road
                  Menlo Park, CA 94025
                  Attention:  Kevin Kalkhoven
                  Fax:  (650) 329-7315


                  with copies to:

                  Open Wheel Racing Series LLC
                  c/o Willis Capital, L.L.C.
                  1111 South Willis Avenue
                  Wheeling, IL 60090
                  Attention:  Gerald R. Forsythe
                  Fax:  (847) 541-8301

                  Open Wheel Racing Series LLC
                  c/o Big Bang Racing LLC
                  201 N. Washington Square
                  Suite 900
                  Lansing, MI 48933
                  Attention:  Paul Gentilozzi
                  Fax:  (517) 371-1213

                  Heller Ehrman White & McAuliffe, LLP
                  333 Bush Street
                  San Francisco, CA 94104
                  Attention:  Tim Hoxie, Esq.
                  Fax:  (415) 772-6268

                  Forsythe Racing, Inc.
                  1111 South Willis Avenue
                  Wheeling, IL 60090
                  Attention:  Alan Waskin, Esq.
                  Fax:  (847) 541-8301

                  McClelland & Anderson, LLP
                  1305 South Washington Street
                  Suite 102
                  Lansing, MI 48910
                  Attention:  Greg McClelland, Esq.
                  Fax:  (517) 482-4875

            (b) if to the Company, to

                  5350 Lakeview Parkway South Drive
                  Indianapolis, IN 46268
                  Attention:  Carlisle Peet, Esq.
                              General Counsel
                  Fax:  (317) 715-4101
                  with a copy to:

                  Cravath, Swaine & Moore LLP
                  825 Eighth Avenue
                  New York, NY 10019
                  Attention:  Philip A. Gelston, Esq.
                              Sarkis Jebejian, Esq.
                  Fax:  (212) 474-3700

            SECTION 9.03. Definitions. For purposes of this Agreement:

            An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. For the purposes of this Agreement, (a) none of Parent, Sub and any Disqualified Holder is an affiliate of the Company and (b) the Company is not an affiliate of Parent, Sub or any Disqualified Holder.

             The "Company's Knowledge" means matters of which the officers and directors of the Company or any of the Company's Subsidiaries know or should have known after reasonable inquiry.

            A "material adverse effect" on a party means any state of facts, change, development, effect, condition or occurrence that is material and adverse to the business, financial condition or results of operations of such party and its subsidiaries, taken as a whole, or that materially impairs the ability of such party to perform its obligations under this Agreement or consummate the Merger.

            A "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

            A "Representative" of any person means any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, such person.

            A "subsidiary" of any person means another person, an amount of the voting securities or other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

            SECTION 9.04. Interpretation; Disclosure Letters. (a) When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein", "hereby" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

            (b) Any matter disclosed in any section of the Company Disclosure Letter shall be deemed disclosed for all purposes and all sections of the Company Disclosure Letter if the reference to such matter in the Company Disclosure Letter makes apparent the relationship between the matter disclosed and the other representation that the disclosure qualifies.

            (c) The Company will deliver the Company Disclosure Letter to Parent no later than 5:00 p.m. New York City time on September 15, 2003 or such earlier time and date as the parties agree to in writing (the "Final Disclosure Date") and will mark such document as "final" (the "Final Company Disclosure Letter"). The Company acknowledges that Parent has not consented or agreed to the Company Disclosure Letter, or any part thereof, and that the Company Disclosure Letter will have no force or effect until Parent has approved in writing the Final Company Disclosure Letter. If Parent has not approved in writing the Final Company Disclosure Letter, or any amendment thereto, prior to the Due Diligence Termination Date, Parent shall be deemed to have terminated this Agreement pursuant to Section 8.01(e).

            SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced as a result of any applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

            SECTION 9.06. Counterparts. This Agreement may be executed in one or more counterparts (including via telecopy or facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties. Each party hereto need not sign the same counterpart.

            SECTION 9.07. Entire Agreement; No Third-Party Beneficiaries. This Agreement, taken together with the Company Disclosure Letter and the Confidentiality Agreements, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the Transactions and
(b) except for the provisions of Article II Section 6.05, are not intended to confer upon any person other than the parties hereto any rights or remedies.

            SECTION 9.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            SECTION 9.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

            SECTION 9.10. Enforcement; Waiver of Jury Trial. (a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware state court or any Federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of any Delaware state court or any Federal court located in the State of Delaware for the purposes of any suit, action or other proceedings arising out of this Agreement or any Transaction (and each party agrees that no such suit, action or proceeding arising out of to this Agreement or any Transaction shall be brought by it or any of its affiliates except in such courts). Each party hereto further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any suit, action or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 9.10. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any suit, action or proceeding arising out of this Agreement or any Transaction in any Delaware State court or any Federal court located in the State of Delaware, or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

            (b) Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or proceeding directly or indirectly arising out of, under or in connection with this Agreement or any Transaction. Each party hereto, (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things the mutual waivers and certifications in this Section 9.10(b).

            IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.

                                    OPEN WHEEL RACING SERIES LLC,

                                     by
                                        /s/ Kevin Kalkhoven
                                        --------------------------
                                        Name: Kevin Kalkhoven
                                        Title: Manager

                                    OPEN WHEEL ACQUISITION CORPORATION,

                                    by
                                        /s/ Kevin Kalkhoven
                                        --------------------------
                                        Name: Kevin Kalkhoven
                                        Title: President

                                    CHAMPIONSHIP AUTO RACING TEAMS, INC.,

                                    by
                                        /s/ Christopher Pook
                                        ---------------------------
                                        Name: Christopher Pook
                                        Title: President and CEO